Exhibit 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR FIRST QUARTER OF 2005

Rosemont, IL– April 19, 2005 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the quarter ended March 31, 2005 of $9.4 million or $0.96 per diluted common share. Net income during the first quarter of 2005 included gains on the sales of a branch and our land trust operations totaling $2.2 million, net of tax. Net income for the quarter ended December 31, 2004 was $7.4 million or $0.76 per diluted common share.

Pre-tax earnings of $15.7 million included pre-tax gains of $3.6 million from the sales of the branch and land trusts in the first quarter of 2005. Pretax earnings for the fourth quarter 2004 included a lease termination charge of $984,000.

Total assets increased $56.1 million, or 1.9%, to $2.94 billion at March 31, 2005, from total assets of $2.89 billion at December 31, 2004. Assets increased in 2005 primarily as a result of a $61.2 million, or 3.2%, increase in commercial loans.

“Continued growth in our commercial lending portfolio combined with expense discipline produced another successful quarter for us,” said Jeffrey W. Taylor, chairman and chief executive officer. “In the highly competitive Chicago banking market, we are excited about the appeal of our brand as demonstrated by our continued strong earnings. Achieving this growth through quality products and service reinforces the relevance of our business model.”

Net Interest Income

Net interest income increased $716,000, or 2.8%, to $26.0 million for the quarter ended March 31, 2005 compared to $25.3 million for the fourth quarter of 2004, driven by earning asset growth and a higher net interest margin. The net interest margin increased nine basis points to 3.85% in the first quarter of 2005 compared to 3.76% in the fourth quarter of 2004. Our net interest margin was favorably impacted by the rising short-term interest rates during the period.

Average interest-earning assets increased $55.2 million to $2.76 billion during the first quarter of 2005 compared to $2.71 billion during the fourth quarter in 2004 and increased $242.1 million from $2.52 billion during the first quarter of 2004. The higher volume of interest-earning assets during the first quarter of 2005 was primarily produced by higher average total loans. Average loans increased $60.8 million, or 2.8%, to $2.20 billion in the first quarter of 2005 as compared to the fourth quarter of 2004. First quarter 2005 average loans increased $224.8 million in comparison to the first quarter of 2004.

The following table presents the tax equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35%.

	Tax Equivalent Yield or Rate
	2005	2004
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INTEREST-EARNING ASSETS:
Investment securities	4.19%	4.13%	4.22%	4.20%	4.26%
Cash equivalents	2.35	1.97	1.40	1.00	0.97

Loans:
Commercial and commercial real estate	6.20	5.86	5.55	5.27	5.37
Residential real estate mortgages	5.32	5.37	5.25	5.32	5.48
Home equity and consumer	5.52	5.13	4.85	4.81	4.94

Net loans, including loan fees	6.27	5.88	5.63	5.39	5.52

Total interest-earning assets (tax equivalent)	5.83	5.49	5.30	5.10	5.23

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits:
Interest-bearing demand deposits	1.27	0.97	0.78	0.65	0.69
Savings deposits	0.29	0.30	0.31	0.32	0.31
Time deposits	2.75	2.44	2.25	2.13	2.26

Total interest-bearing deposits	2.17	1.86	1.66	1.54	1.61

Short-term borrowings	1.66	1.31	1.06	0.86	0.87
Notes payable and FHLB advances	4.69	4.65	4.57	4.54	4.32
Junior subordinated debentures (1)	8.47	8.22	7.98	10.32	11.11

Total interest-bearing liabilities	2.47	2.19	2.00	1.83	1.88

Net interest spread (tax equivalent)	3.36%	3.30%	3.30%	3.27%	3.35%

Net interest margin (tax equivalent)	3.85%	3.76%	3.70%	3.66%	3.73%

(1)	On June 17, 2004, the Company issued $41.2 million of junior subordinated debentures at a floating rate equal to three-month LIBOR plus 2.68%.

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	Three Months Ended
	March 31, 2005	Dec. 31, 2004	March 31, 2004
	(in thousands)
Deposit service charges	$2,407	$2,487	$2,783
Trust services	848	1,024	975
Wealth management services	336	415	265
Gain on sale of land trusts	2,000	—	—
Gain on sale of branch	1,572	—	—
Gain (loss) on sale of investment securities, net	127	(201)	—
Loan syndication fees	700	1,350	—
Other noninterest income	265	647	652

Total noninterest income	$8,255	$5,722	$4,675

Noninterest income increased $2.5 million for the quarter ended March 31, 2005, compared to the fourth quarter of 2004, as a result of our sale of certain assets. On March 31, 2005, we sold our land trust operations and recognized a gain on sale of $2.0 million. In prior years, trust services income included land trust fee income of approximately $1.1 million annually. Direct operating expense relating to our land trust operations totaled approximately $500,000, annually. In January 2005, we sold our branch located in Broadview, IL and recognized a gain on sale of $1.6 million. In addition to selling the land and building in Broadview, we sold approximately $19.7 million of deposit balances and $5.3 million of loans associated with the banking center. Deposit service charges, loan syndication fees and income from trust and wealth management services were lower in the first quarter of 2005 as compared to the fourth quarter of 2004.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	Three Months Ended
	March 31, 2005	Dec. 31, 2004	March 31, 2004
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical insurance	$7,897	$7,605	$9,029
Incentives, commissions, and retirement benefits	2,103	2,187	1,702

Total salaries and employee benefits	10,000	9,792	10,731
Occupancy of premises, furniture and equipment	2,609	2,682	2,942
Lease termination charge	—	984	—
Computer processing	433	445	434
Corporate insurance	370	431	622
Legal fees, net	172	382	329
Advertising and public relations	109	218	422
Other noninterest expense	3,047	3,230	3,303

Total noninterest expense	$16,740	$18,164	$18,783

Total noninterest expense for the quarter ended March 31, 2005 declined $1.4 million, or 7.8%, from the fourth quarter of 2004. The fourth quarter of 2004 included a $984,000 lease termination charge. Legal fees in the first quarter of 2005 benefited from the receipt of a $330,000 legal fee reimbursement from a legal action we instituted in 1999. Higher employment taxes in the first quarter of 2005, increased salaries and benefits expenses as compared to the fourth quarter of 2004.

Income Taxes

Income tax expense was $6.2 million for the quarter ended March 31, 2005, resulting in an effective tax rate of 39.7%. In comparison, income tax expense for all of 2004 reflected an effective tax rate of 32.9%. Income tax expense in 2005 includes the accrual of interest for uncertain tax positions whereas income tax expense in 2004 included the recognition of income tax benefits relating to expenses deducted on prior years’ tax returns for which the statute of limitations expired in 2004. Without the accrual of the interest in 2005 and the recognition of the tax benefits in 2004, the effective tax rates would have been 37% and 36%, in 2005 and 2004 respectively. The higher effective tax rate in 2005 is also a result of the reduced impact of tax exempt items on the higher pretax income.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	March 31, 2005	Dec. 31, 2004	March 31, 2004
	(in thousands)
Commercial and industrial	$656,259	$656,099	$604,567
Commercial real estate secured	730,473	732,251	656,584
Real estate-construction	594,694	531,868	410,600
Residential real estate mortgages	62,708	64,569	76,302
Home equity loans and lines of credit	193,207	207,164	243,559
Consumer	16,977	18,386	22,929
Other loans	1,716	1,460	3,457

Gross loans	2,256,034	2,211,797	2,017,998
Less: Unearned discount	(167)	(191)	(282)

Total loans	$2,255,867	$2,211,606	$2,017,716

Total loans increased by $44.3 million, or 2.0%, during the first quarter of 2005 and by $238.2 million, or 11.8% since March 31, 2004. Commercial real estate construction loans increased $62.8 million, or 11.8% during the first quarter of 2005 and $184.1 million, or 44.8% since March 31, 2004. The majority of the increase in construction funding related to residential developments. Total consumer-oriented loans, which includes residential real estate mortgages, home equity loans and lines of credit and consumer loans, decreased $17.2 million, or 5.9%, during the first quarter of 2005 continuing the decline that began in 2001 when we stopped originating consumer loans through brokers.

Loan Quality and Nonperforming Assets

The following table presents the amounts of nonperforming assets and other related data as of the dates indicated:

	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$4,117	$1,807	$4,146	$4,243	$3,092
Nonaccrual loans	11,120	12,286	18,596	18,542	14,590

Total nonperforming loans	15,237	14,093	22,742	22,785	17,682
Other real estate owned	46	46	1,552	1,506	1,563
Other repossessed assets	11	12	11	—	33

Total nonperforming assets	$15,294	$14,151	$24,305	$24,291	$19,278

Nonperforming loans to total loans	0.68%	0.64%	1.07%	1.11%	0.88%
Nonperforming assets to total loans plus repossessed property	0.68%	0.64%	1.14%	1.18%	0.95%
Nonperforming assets to total assets	0.52%	0.49%	0.86%	0.88%	0.71%

The level of nonperforming assets was $15.3 million at March 31, 2005 or 0.52% of total assets compared to $14.2 million, or 0.49% of total assets at December 31, 2004 and $19.3 million, or 0.71% of total assets at March 31, 2004.

Allowance for Loan Losses

The following table presents the activity in our allowance for loan losses and other related data for the periods indicated:

	For the Quarter Ended
	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004
Average total loans	$2,195,761	$2,135,011	$2,059,005	$2,016,811	$1,970,937

Total loans at end of quarter	$2,255,867	$2,211,606	$2,121,841	$2,060,083	$2,017,716

Allowance for loan losses:

Allowance at beginning of quarter	$37,484	$38,204	$36,929	$35,225	$34,356

Charge-offs	(501)	(3,406)	(1,769)	(1,739)	(2,206)
Recoveries	445	853	294	693	325

Net charge-offs	(56)	(2,553)	(1,475)	(1,046)	(1,881)

Provision for loan losses	1,834	1,833	2,750	2,750	2,750

Allowance at end of quarter	$39,262	$37,484	$38,204	$36,929	$35,225

Annualized net charge-offs to average total loans	0.01%	0.48%	0.29%	0.21%	0.38%
Allowance to total loans at end of quarter	1.74%	1.69%	1.80%	1.79%	1.75%
Allowance to nonperforming loans	257.68%	265.98%	167.99%	162.08%	199.21%

Our allowance for loan losses was $39.3 million at March 31, 2005, or 1.74% of end-of-period total loans and 257.68% of nonperforming loans. At December 31, 2004, the allowance for loan losses was $37.5 million, which represented 1.69% of end-of-period total loans and 265.98% of nonperforming loans. Net charge-offs during the first quarter of 2005 were $56,000, or 0.01% of average loans. Our provision for loan losses was $1.8 million for the first quarter 2005 and the fourth quarter of 2004.

Funding Liabilities

Total deposits were $2.35 billion at March 31, 2005, an increase of $65.0 million, or 2.8%, as compared to $2.28 billion at December 31, 2004. Our short-term borrowings, which are comprised primarily of securities sold under agreements to repurchase, decreased $14.7 million to $214.9 million at March 31, 2005 as compared to $229.5 million at December 31, 2004. The increase in funding at March 31, 2005 came from out-of-local-market funding sources. Total out-of-local-market and brokered certificates of deposit totaled $618.7 million at March 31, 2005 as compared to $539.2 million at December 31, 2004 and $436.3 million at March 31, 2004.

Management believes it is more appropriate to evaluate trends in funding by changes in average deposit balances. The following table presents the distribution of our average deposit account balances during each of the quarterly periods indicated:

	For the Quarter Ended
	March 31, 2005		Dec. 31, 2004		March 31, 2004
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$447,904	19.8%	$485,624	21.7%	$408,822	20.1%
Interest-bearing demand deposits	573,276	25.4	564,978	25.3	561,147	27.5
Savings deposits	82,540	3.7	86,371	3.9	91,161	4.5
Time deposits:
Certificates of deposit	521,129	23.1	517,243	23.1	511,590	25.1
Out-of-local-market certificates of deposit	132,026	5.8	111,273	5.0	85,734	4.2
Brokered certificates of deposit	432,252	19.1	402,619	18.0	316,698	15.5
Public Funds	70,630	3.1	66,661	3.0	63,006	3.1

Total time deposits	1,156,037	51.1	1,097,796	49.1	977,028	47.9

Total deposits	$2,259,757	100.0%	$2,234,769	100.0%	$2,038,158	100.0%

Noninterest bearing deposits consist primarily of commercial customer checking accounts. Total average noninterest-bearing deposits decreased by $37.7 million, or 7.8% during the first quarter of 2005 but increased $39.1 million compared with the first quarter of 2004. Total average out-of-local-market and brokered certificates of deposit averaged $564.3 million during the first quarter of 2005, as compared to $513.9 million during the fourth quarter of 2004 and $402.4 million during the first quarter of 2004.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $2.9 billion bank holding company whose wholly owned subsidiary Cole Taylor Bank is Chicago’s leading commercial bank for closely held and family owned small- and mid-sized businesses.

Led by Jeff Taylor and Bruce Taylor, third generation family bankers, Cole Taylor Bank provides commercial banking, commercial real estate lending and wealth management services that meet the professional and personal financial needs of business owners.

The bank operates 11 business banking centers throughout the Chicago metropolitan area. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of any imbalances in the interest rate sensitivities of our assets and liabilities; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2004 Annual Report on Form 10-K under the caption “Risk Factors.”

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information:

Daniel C. Stevens
Chief Financial Officer
847-653-7730

Bess Gallanis
Investor Relations
312-659-7572

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) March 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$94,009	$79,250
Investment securities	530,038	533,619
Loans, net of allowance for loan losses of $39,262 and $37,484 at March 31, 2005 and December 31, 2004, respectively	2,216,605	2,174,122
Premises, leasehold improvements and equipment, net	12,024	14,787
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,620	12,516
Other real estate and repossessed assets, net	57	58
Goodwill	23,354	23,354
Other assets	55,458	50,370

Total assets	$2,944,165	$2,888,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$461,060	$519,158
Interest-bearing	1,887,950	1,764,879

Total deposits	2,349,010	2,284,037
Short-term borrowings	214,866	229,547
Accrued interest, taxes and other liabilities	48,168	46,093
Notes payable and FHLB advances	85,500	85,500
Junior subordinated debentures	87,638	87,638

Total liabilities	2,785,182	2,732,815

Stockholders’ equity:
Common stock	100	100
Surplus	148,429	147,682
Unearned compensation - stock grants	(1,782)	(1,383)
Retained earnings	25,247	16,386
Accumulated other comprehensive loss	(5,954)	(467)
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	158,983	155,261

Total liabilities and stockholders’ equity	$2,944,165	$2,888,076

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended
	March 31, 2005	Dec. 31, 2004	March 31, 2004
Interest income:
Interest and fees on loans	$33,927	$31,518	$26,999
Interest and dividends on investment securities:
Taxable	4,995	4,847	4,980
Tax-exempt	481	487	513
Interest on cash equivalents	109	150	18

Total interest income	39,512	37,002	32,510

Interest expense:
Deposits	9,696	8,179	6,527
Short-term borrowings	975	688	499
Notes payable and FHLB advances	1,002	1,067	1,094
Junior subordinated debentures	1,856	1,801	1,288

Total interest expense	13,529	11,735	9,408

Net interest income	25,983	25,267	23,102
Provision for loan losses	1,834	1,833	2,750

Net interest income after provision for loan losses	24,149	23,434	20,352

Noninterest income:
Deposit service charges	2,407	2,487	2,783
Trust and wealth management services	1,184	1,439	1,240
Gain on sale of land trusts	2,000	—	—
Gain on sale of branch	1,572	—	—
Gain (loss) on sale of investment securities, net	127	(201)	—
Other noninterest income	965	1,997	652

Total noninterest income	8,255	5,722	4,675

Noninterest expense:
Salaries and employee benefits	10,000	9,792	10,731
Occupancy of premises	1,725	1,786	1,807
Furniture and equipment	884	896	1,135
Lease termination charge	—	984	—
Computer processing	433	445	434
Corporate insurance	370	431	622
Legal fees, net	172	382	329
Advertising and public relations	109	218	422
Other noninterest expense	3,047	3,230	3,303

Total noninterest expense	16,740	18,164	18,783

Income before income taxes	15,664	10,992	6,244
Income taxes	6,222	3,606	2,108

Net income	$9,442	$7,386	$4,136

Preferred dividend requirements	—	—	(861)

Net income applicable to common stockholders	$9,442	$7,386	$3,275

Basic earnings per common share	$0.98	$0.77	$0.35
Diluted earnings per common share	0.96	0.76	0.34

Taylor Capital Group, Inc.	Page 1
Summary of Selected Quarterly Financial Data
Dollars in Thousands
Unaudited

	Year-to-Date March 31,		2005	2004
	2005	2004	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Condensed Income Data:
Interest income	$39,512	$32,510	$39,512	$37,002	$34,972	$32,869	$32,510
Interest expense	13,529	9,408	13,529	11,735	10,633	9,376	9,408

Net interest income	25,983	23,102	25,983	25,267	24,339	23,493	23,102
Provision for loan losses	1,834	2,750	1,834	1,833	2,750	2,750	2,750

Net interest income after provision for loan losses	24,149	20,352	24,149	23,434	21,589	20,743	20,352
Noninterest income:
Deposit service charges	2,407	2,783	2,407	2,487	2,736	2,848	2,783
Trust and wealth mgmt. services	1,184	1,240	1,184	1,439	1,322	1,333	1,240
Gain on sale of land trusts	2,000	—	2,000	—	—	—	—
Gain on sale of branch	1,572	—	1,572	—	—	—	—
Gain (loss) on sale of investments	127	—	127	(201)	345	—	—
Other	965	652	965	1,997	222	123	652

Total noninterest income	8,255	4,675	8,255	5,722	4,625	4,304	4,675
Noninterest expense:
Salaries and employee benefits	10,000	10,731	10,000	9,792	8,834	9,594	10,731
Occupancy, furniture and equipment	2,609	2,942	2,609	2,682	2,760	2,973	2,942
Lease termination charge	—	—	—	984	—	—	—
Legal fees, net	172	329	172	382	423	674	329
Advertising and public relations	109	422	109	218	104	745	422
Other	3,850	4,359	3,850	4,106	4,189	4,430	4,359

Total noninterest expense	16,740	18,783	16,740	18,164	16,310	18,416	18,783

Income before income taxes	15,664	6,244	15,664	10,992	9,904	6,631	6,244
Income tax expense	6,222	2,108	6,222	3,606	3,072	2,324	2,108

Net income	$9,442	$4,136	$9,442	$7,386	$6,832	$4,307	$4,136

Preferred dividend requirement	—	(861)	—	—	—	(1,014)	(861)

Net income available to common stockholders	$9,442	$3,275	$9,442	$7,386	$6,832	$3,293	$3,275

Per Share Data:
Net income per common share:
Basic	$0.98	$0.35	$0.98	$0.77	$0.72	$0.35	$0.35
Diluted	0.96	0.34	0.96	0.76	0.71	0.34	0.34
Cash dividends per common share	0.06	0.06	0.06	0.06	0.06	0.06	0.06
Book value per common share	16.43	15.10	16.43	16.08	15.57	14.42	15.10
Tangible book value per common share (1)	14.01	12.63	14.01	13.66	13.13	11.96	12.63
Dividend payout ratio	6.25%	17.65%	6.25%	7.89%	8.45%	17.65%	17.65%
Weighted average shares-basic	9,663,676	9,490,917	9,663,676	9,610,499	9,554,121	9,500,486	9,490,917
Weighted average shares-diluted	9,832,975	9,623,105	9,832,975	9,765,748	9,619,540	9,557,106	9,623,105
Shares outstanding-end of period	9,678,638	9,497,789	9,678,638	9,653,549	9,572,915	9,518,556	9,497,789

Average Balance Sheet Data (2):
Total assets	$2,873,465	$2,635,749	$2,873,465	$2,820,783	$2,761,292	$2,726,271	$2,635,749
Investments	547,858	541,829	547,858	542,032	572,656	586,149	541,829
Cash equivalents	18,516	7,262	18,516	29,859	21,844	9,902	7,262
Loans	2,195,761	1,970,937	2,195,761	2,135,011	2,059,005	2,016,811	1,970,937
Total interest-earning assets	2,762,135	2,520,028	2,762,135	2,706,902	2,653,505	2,612,862	2,520,028
Interest-bearing deposits	1,811,853	1,629,336	1,811,853	1,749,145	1,739,759	1,672,843	1,629,336
Borrowings	320,202	331,149	320,202	299,564	289,838	339,976	331,149
Junior subordinated debentures	87,638	46,400	87,638	87,638	87,638	52,744	46,400
Total interest-bearing liabilities	2,219,693	2,006,885	2,219,693	2,136,347	2,117,235	2,065,563	2,006,885
Noninterest-bearing deposits	447,904	408,822	447,904	485,624	452,202	442,258	408,822
Total stockholders’ equity	157,573	178,719	157,573	151,421	147,954	177,975	178,719

Performance Ratios (annualized):
Return on average assets	1.31%	0.63%	1.31%	1.05%	0.99%	0.63%	0.63%
Return on average equity	23.97%	9.26%	23.97%	19.51%	18.47%	9.68%	9.26%
Efficiency ratio (3)	54.82%	67.62%	54.82%	58.24%	56.99%	66.25%	67.62%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$25,983	$23,102	$25,983	$25,267	$24,339	$23,493	$23,102
Add: Tax equivalent adjust.-investment (4)	259	279	259	264	268	274	279
Tax equivalent adjust.-loans (4)	39	44	39	41	40	47	44

Tax equivalent net interest income	$26,281	$23,425	$26,281	$25,572	$24,647	$23,814	$23,425

Net interest margin without tax adjust.	3.81%	3.68%	3.81%	3.72%	3.65%	3.61%	3.68%
Net interest margin - tax equivalent (4)	3.85%	3.73%	3.85%	3.76%	3.70%	3.66%	3.73%
Yield on investments without tax adjust.	4.00%	4.06%	4.00%	3.93%	4.04%	4.01%	4.06%
Yield on investments - tax equivalent (4)	4.19%	4.26%	4.19%	4.13%	4.22%	4.20%	4.26%
Yield on loans without tax adjust.	6.26%	5.51%	6.26%	5.87%	5.63%	5.38%	5.51%
Yield on loans - tax equivalent (4)	6.27%	5.52%	6.27%	5.88%	5.63%	5.39%	5.52%
Yield on earning assets without tax adjust.	5.79%	5.18%	5.79%	5.44%	5.25%	5.05%	5.18%
Yield on earning assets - tax equivalent (4)	5.83%	5.23%	5.83%	5.49%	5.30%	5.10%	5.23%
Yield on interest-bearing liabilities	2.47%	1.88%	2.47%	2.19%	2.00%	1.83%	1.88%
Net interest spread - without tax adjust.	3.32%	3.30%	3.32%	3.26%	3.25%	3.22%	3.30%
Net interest spread - tax equivalent (4)	3.36%	3.35%	3.36%	3.30%	3.30%	3.27%	3.35%
Average interest-earning assets to average interest-bearing liabilities	124.44%	125.57%	124.44%	126.71%	125.33%	126.50%	125.57%

Taylor Capital Group, Inc.
Summary of Selected Quarterly Financial Data
Dollars in Thousands
Unaudited	Page 2

	Mar. 31, 2005	Mar. 31, 2004	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
Condensed Balance Sheet Data:
Total assets	$2,944,165	$2,717,854	$2,888,076	$2,832,509	$2,768,023
Investment securities	530,038	577,480	533,619	553,934	564,398
Total loans	2,255,867	2,017,716	2,211,606	2,121,841	2,060,083
Allowance for loan losses	39,262	35,225	37,484	38,204	36,929
Goodwill	23,354	23,354	23,354	23,354	23,354
Total deposits	2,349,010	2,082,070	2,284,037	2,248,773	2,172,180
Short-term borrowings	214,866	273,397	229,547	206,912	197,127
Notes payable and FHLB advances	85,500	95,500	85,500	95,500	95,500
Junior subordinated debentures	87,638	46,400	87,638	87,638	87,638
Preferred stock	—	38,250	—	—	38,250
Common stockholders’ equity	158,983	143,412	155,261	149,080	137,297
Total stockholders’ equity	158,983	181,662	155,261	149,080	175,547

Asset Quality Ratios:
Nonperforming loans	$15,237	$17,682	$14,093	$22,742	$22,785
Nonperforming assets	15,294	19,278	14,151	24,305	24,291
Allowance for loan losses to total loans	1.74%	1.75%	1.69%	1.80%	1.79%
Allowance for loan losses to nonperforming loans	257.68%	199.21%	265.98%	167.99%	162.08%
Net charge-offs to average total loans (5)	0.01%	0.38%	0.34%	0.29%	0.29%
Nonperforming assets to total loans plus repossessed property	0.68%	0.95%	0.64%	1.14%	1.18%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	5.40%	6.68%	5.38%	5.26%	6.34%
Total tangible equity to assets (1)	4.61%	5.82%	4.57%	4.44%	5.50%
Average stockholders’ equity to average assets (6)	5.48%	6.78%	5.99%	6.21%	6.65%

Footnotes:

(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities, the branch, and land trust operations.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.